As filed with the Securities and Exchange Commission on February 28, 2011
Registration No. 333-163264

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1597886 (I.R.S. Employer Identification Number)
_______________________

9800 59th Avenue North
Minneapolis, Minnesota 55442
(763) 551-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________

Mark A. Kimball
Senior Vice President, Select Comfort Corporation
9800 59th Avenue North
Minneapolis, Minnesota 55442
(763) 551-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies requested to:
Thomas R. Marek, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402-1509
(612) 607-7309
_______________________

This post-effective amendment deregisters all shares of common stock registered hereunder and remaining unsold as of the date hereof.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer             ☐                                           Accelerated filer     ☑

Non-accelerated filer               ☐  (Do not check if a smaller reporting company)             Smaller reporting company      ☐
___________________________

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-163264) shall become effective in accordance with
Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

Deregisration of Securities

Pursuant to a Registration Statement on Form S-3 (File No. 333-151502) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2009 by Select Comfort Corporation (the “Company”) and declared effective on November 25, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), the Company registered the resale by certain selling security holders named in the Registration Statement of 4,500,000 shares of the Company’s common stock, $0.01 par value (the “Shares”).

The Company’s obligation to keep the Registration Statement effective under the terms of the Company’s Registration Rights Agreement dated October 2, 2009, a copy of which was filed with the SEC as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2009, has terminated.  Accordingly, the Company is seeking to deregister the number of Shares that remain unsold under the Registration Statement.  In accordance with the Company’s undertakings in the Registration Statement, the Company hereby amends the Registration Statement to remove from registration all Shares registered but remaining unsold as of the date hereof, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 24, 2011.

Select Comfort Corporation
By:	/s/ William R. McLaughlin President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ James C. Raabe Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, on February 24, 2011.

Signature	Title	Date
/s/ William R. McLaughlin William R. McLaughlin	President and Chief Executive Officer	February 24, 2011
/s/ James C. Raabe James C. Raabe	Senior Vice President and Chief Financial Officer	February 24, 2011
/s/ Stephen L. Gulis, Jr. Stephen L. Gulis, Jr.	Director	February 24, 2011
/s/ Christopher P. Kirchen Christopher P. Kirchen	Director	February 24, 2011
/s/ David T. Kollat David T. Kollat	Director	February 24, 2011
/s/ Brenda J. Lauderback Brenda J. Lauderback	Director	February 24, 2011
/s/ Michael A. Peel Michael A. Peel	Director	February 24, 2011
/s/ Ervin R. Shames Ervin R. Shames	Director	February 24, 2011
/s/ Jean-Michel Valette Jean-Michel Valette	Director	February 24, 2011